UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1845 Walnut Street, Suite 1000 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Item 5.      Other Events.

         Atlas Pipeline Partners, L.P. today notified SEMCO Energy, Inc. that it believes SEMCO has breached its obligations under the Purchase and Sale Agreement dated September 16, 2003 with respect to the sale of Alaska Pipeline Company to Atlas Pipeline Partners. Atlas has requested that SEMCO participate in the dispute resolution procedures prescribed by the purchase agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Dated: June 15, 2004	/s/ Steven J. Kessler Steven J. Kessler Senior Vice President and Chief Financial Officer